Exhibit 10.4

May 31, 2024

Mercantile Bank Corporation

Mercantile Bank

310 Leonard St. NW

Grand Rapids, Michigan 49504

Re:  First Amendment to Employment Agreement dated November 30, 2023, effective January 1, 2024

Ladies and Gentlemen:

This letter confirms our agreement regarding the Employment Agreement dated as of November 30, 2023, effective as of January 1, 2024 (the "Employment Agreement"), by and between me, Mercantile Bank (the “Bank”) and Mercantile Bank Corporation (the “Company”).  We have agreed that all references in the Employment Agreement to my title as Executive Vice President, Chief Operating Officer of the Bank, are amended to refer to Executive Vice President, Chief Operating Officer and Secretary of the Company and Executive Vice President, Chief Operating Officer of the Bank, to take into account my change in title effective January 1, 2024.

Except as specifically amended by this letter, all of the terms of the Employment Agreement remain in full force and effect.  This letter may be executed in counterparts, and is governed by Michigan law.

/s/ Scott P. Setlock

Scott P. Setlock

MERCANTILE BANK

By: /s/ Robert B. Kaminski, Jr.

Its: Chief Executive Officer

MERCANTILE BANK CORPORATION

By: /s/ Robert B. Kaminski, Jr.

Its: President and Chief Executive Officer